                                                                     EXHIBIT 10g
                       AMENDMENT TO CONSULTING AGREEMENT
                BETWEEN THE CORPORATION AND WILLIAM M. HAMILTON
                             DATED AUGUST 31, 1995




August 31, 1994


Mr. William M. Hamilton
2222 Pebblebrook Road
Westlake, Ohio  44145

              Re:  Consulting Agreement

Dear Bill:

Reference is made to your Consulting Agreement dated June 1, 1992 (the "Agreement") with Premier Industrial Corporation ("Premier"), relating to your provision of consulting services to Premier from and after June 1, 1992.

In Paragraph 2 of the Agreement, Premier has agreed to pay you, as a retainer for your consulting services and in consideration of your service as a Director, such monthly amount as you and Premier from time to time may agree is appropriate in light of your current assignments and other circumstances.

This letter is simply to confirm our mutual agreement pursuant to Paragraph 2 of the Agreement that, effective as of June 1, 1994, the amount of your retainer is increased from $10,000 to $11,000 per month. This change will not alter any terms and conditions of the Agreement, which will remain in full force and effect.

For our record-keeping purposes, please signify your concurrence with the above by signing the enclosed copy of this letter where indicated below and returning it to me.

PREMIER INDUSTRIAL CORPORATION

By /s/Philip S. Sims
  --------------------------
   Philip S. Sims
   Vice Chairman of the Board


ACKNOWLEDGED AND AGREED:

/s/William M. Hamilton
-------------------------------
William M. Hamilton